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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

         The following list sets forth the subsidiaries of the registrant and the jurisdiction in which each subsidiary is organized as of the filing date of the Form S-4 Registration Statement. Parent-subsidiary relations are indicated by indentations.

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                                                           Jurisdiction of Incorporation
Subsidiary                                                        or Organization
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
National Beef Packing Company, LLC                                  Delaware

         National Carriers, Inc.                                    Kansas

         Kansas City Steak Company, LLC                             Missouri

         National Beef Japan, Inc.                                  Japan

         NBP Korea, Inc.                                            Korea

         NCI Leasing, Inc.                                          Kansas

         NB Finance Corp.                                           Delaware

         Farmland National Beef aLF, LLC                            Delaware

                  aLF Ventures, LLC                                 Delaware
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